Exhibit 99.1

WORTHINGTON STEEL TO ACQUIRE KLOECKNER & CO

01/15/2026

Strengthens Worthington Steel’s leadership position in the North American metal processing sector

Highlights:

•	Creates the second largest steel service center company in North America with over $9.5 billion of combined revenue

•	Highly complementary combination that strengthens Worthington Steel’s strategic offerings in key product categories and regions

•	Further diversifies Worthington Steel’s products, end markets and geographic footprint across North America and Europe

•	Anticipated to generate an estimated $150 million of highly actionable, identified annual run-rate synergies

•	Expected to be substantially accretive to Worthington Steel’s EPS within the first full year of operation

•	Provides a platform with multiple avenues for accelerated further growth

•	All-cash acquisition to be implemented via a Voluntary Tender Offer in Germany

•	Transaction supported by SWOCTEM GmbH, Kloeckner’s major shareholder

COLUMBUS, Ohio—(BUSINESS WIRE)— Worthington Steel (NYSE: WS), today announced that it has entered into a Business Combination Agreement with Kloeckner & Co.

Listed in Germany (XETR: KCO), Kloeckner & Co is a leading service center and metal processing company with approximately 110 locations across North America and Europe. It has broad product capabilities including carbon flat-roll steel (sheet and plate), electrical steel, aluminum, stainless steel and long products. Over the past few years, Kloeckner has been transitioning toward high value-added processing and fabrication via M&A and strategic growth initiatives.

The proposed acquisition represents a strong strategic fit and advances Worthington Steel’s growth strategy by strengthening its position in the North American metal processing sector.

It will create a larger and more diversified metals processing leader with an enhanced product offering and broader geographic reach. Once completed, the transaction will position Worthington Steel as the second largest steel service center company in North America by revenue.

The transaction broadens Worthington Steel’s product portfolio, end market exposure and geographic footprint. The combined company will benefit from greater scale, shared best practices and operational efficiency. Together, Worthington Steel and Kloeckner & Co will build upon their shared focus on safety, quality and operational excellence.

“This is a strategic and transformative step in Worthington Steel’s growth journey,” said Worthington Steel president and CEO Geoff Gilmore. “Through the acquisition of Kloeckner & Co, we will enhance our offerings in high-value metals processing and create meaningful value for our shareholders, deeper relationships with our customers and suppliers, and growth opportunities for our employees. Worthington Steel and Kloeckner share a focus on operational excellence, innovation and disciplined execution. By integrating Kloeckner’s capabilities in North America and Europe, we will be stronger together, building a more resilient business and driving shareholder value.”

“This transaction is the right step for Kloeckner & Co as we continue to build on our strengths and position our business for the future,” said Guido Kerkhoff, CEO of Kloeckner & Co. “Worthington Steel brings complementary capabilities, a highly respected reputation and an experienced leadership team that shares our focus on operational excellence and strategic growth. The combination of both companies offers compelling value to all our stakeholders, and we are excited that Kloeckner will be even better positioned to execute our strategic plan, serve our customers and support the long-term success of our people.”

Attractive Transaction Economics

Worthington Steel has identified approximately $150 million in anticipated annual cost, operational, and commercial process synergies primarily in North America. Synergies are expected to be fully realized by the end of Worthington Steel’s fiscal year 2028.

The transaction is expected to triple Worthington Steel’s scale in terms of sales representing approximately $9.5 billion of combined revenue while maintaining margins above 7%, including synergies.

The offer price implies an enterprise value of $2.4 billion and represents EV / EBITDA multiples1 of approximately 8.5x based on Kloeckner’s TTM EBITDA as of September 30, 2025, and 5.5x considering anticipated run-rate synergies of $150 million.

Furthermore, the acquisition is expected to be substantially accretive to Worthington Steel’s earnings per share within the first full year of operation.

Transaction Execution

Worthington Steel GmbH, the subsidiary established for the acquisition, intends to launch a voluntary public offer to acquire all outstanding shares of Kloeckner & Co. Kloeckner shareholders who choose to participate in the offer will receive €11 in cash for each Kloeckner & Co share tendered into the offer. Kloeckner’s Management and Supervisory board welcome the Offer and, subject to their review of the Offer Document, intend to recommend acceptance by Kloeckner’s shareholders. The Management Board and executive leadership are expected to remain in place following completion of the transaction.

SWOCTEM GmbH, Kloeckner’s largest shareholder, owning approximately 42% of shares, has entered into an Irrevocable Agreement with Worthington Steel whereby they have committed to tender their shares in support of Worthington Steel’s offer.

Completion of the offer will be subject to a minimum acceptance threshold of 65% of Kloeckner’s issued share capital at the end of the acceptance period and regulatory approvals. Completion of the offer is expected to occur in the second half of calendar year 2026. Further details of the voluntary tender offer will be set forth in an Offer Document in accordance with German securities laws.

The Offer Document will be submitted to the German Federal Financial Supervisory Authority (BaFin) for approval. Following BaFin approval, the Offer Document and all further information regarding the Offer will be published in accordance with the German Securities Acquisition and Takeover Act at www.strong-for-good.com.

Financing and Capital structure

Worthington Steel expects to finance the transaction via a combination of cash on hand and new debt financing. The Offer will be fully financed via underwritten commitments and is not subject to any financing conditions.

At closing, Worthington Steel anticipates pro forma net leverage to be in the ~4.0x range including synergies. Worthington Steel’s immediate post-transaction focus will center on deleveraging and synergy capture. Worthington Steel’s goal is to reach net leverage levels below 2.5x within 24 months after closing.

Worthington Steel remains committed to its conservative financial approach and balanced capital allocation, with a continued focus on shareholder returns through dividends and disciplined reinvestment.

Advisors and Counsel

Andina Partners International LLP and Bank of America are acting as financial advisors to Worthington Steel. Latham & Watkins LLP is serving as legal counsel to Worthington Steel. Wells Fargo and Citigroup have provided fully underwritten financing commitments for the acquisition financing.

Investor and Analyst Call

Worthington Steel will hold a dedicated conference call for analysts and investors on January 16, 2026, at 8:30 a.m. ET to discuss the proposed acquisition of Kloeckner & Co. The call will be accessible via webcast at ir.worthingtonsteel.com. A replay of the webcast and the accompanying presentation materials will be available shortly thereafter at the same address.

About Worthington Steel

Worthington Steel (NYSE: WS) is a metals processor that partners with customers to deliver highly technical and customized solutions. Worthington Steel’s expertise in carbon flat-roll steel processing, electrical steel laminations and tailor welded solutions is driving steel toward a more sustainable future.

As one of the most trusted metals processors in North America, Worthington Steel and its approximately 6,000 employees harness the power of steel to advance our customers’ visions through value-added processing capabilities including galvanizing, pickling, configured blanking, specialty cold reduction, lightweighting and electrical lamination. Headquartered in Columbus, Ohio, Worthington Steel operates 37 facilities in seven states and 10 countries. Following a people-first Philosophy, commitment to sustainability and proven business system, Worthington Steel’s purpose is to generate positive returns by providing trusted and innovative solutions for customers, creating opportunities for employees and strengthening its communities.

About Kloeckner & Co

Kloeckner & Co is one of the largest producer-independent steel and metal processors and one of the leading service center companies. With its distribution and service network of around 110 warehouse and processing locations, primarily in North America and the “DACH” region (Germany, Austria and Switzerland), Kloeckner & Co supplies more than 60,000 customers. Currently, the Group has more than 6,000 employees. Kloeckner & Co had sales of some €6.6 billion in fiscal year 2024. By consistently implementing its corporate strategy, Kloeckner & Co strives to become one of the leading service center and metal processing companies in North America and Europe. The focus is on continued targeted expansion of the service center and higher value-added business, diversification of the product and service portfolio as well as integration of additional CO2-reduced solutions under the Nexigen® umbrella brand.

The shares of Kloeckner & Co SE are admitted to trading on the regulated market segment (Regulierter Markt) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) with further post-admission obligations (Prime Standard). Kloeckner & Co shares are listed in the SDAX® index of Deutsche Börse.

ISIN: DE000KC01000; WKN: KC0100; Common Code: 025808576

Important information:

This press release constitutes neither an offer to purchase nor a solicitation of an offer to sell Kloeckner & Co shares. The final provisions relating to the takeover offer will be disclosed in the offer document after the BaFin has authorized the publication of the offer document. The bidder reserves the right to deviate from the key points set out herein in the final terms of the takeover offer to the extent legally permissible. Investors and Kloeckner & Co shareholders are strongly advised to read the offer document and all other documents relating to the takeover offer as soon as they are published, as they will contain important information.

The takeover offer will be made exclusively on the basis of the applicable provisions of German law, in particular the German Securities Acquisition and Takeover Act (Wertpapiererwerbs und Übernahmegesetz – WpÜG) and certain securities laws provisions of the United States of America (the “United States” or “U.S.”). The takeover offer will not be made in accordance with the legal requirements of any jurisdiction other than the Federal Republic of Germany or the United States (to the extent applicable). Accordingly, no announcements, registrations, approvals or authorizations for the offer have been made, arranged for or granted outside the Federal Republic of Germany or the United States (to the extent applicable). Investors and holders of Kloeckner & Co shares may not claim to be protected by the investor protection laws of any jurisdiction other than the Federal Republic of Germany or the United States (as applicable). Subject to the exceptions described in the offer document and any exemptions to be granted by the relevant regulatory authorities, no takeover offer will be made, directly or indirectly, in any jurisdiction where to do so would constitute a violation of applicable national law. This press release may not be published or otherwise distributed, in whole or in part, in any jurisdiction in which the takeover offer would be prohibited by applicable national law.

The bidder and its affiliates or affiliates of its financial advisor reserve the right to directly or indirectly purchase or arrange to purchase Kloeckner & Co shares or any other securities that are convertible into, exchangeable for or exercisable for such Kloeckner & Co shares outside of the takeover offer, provided that such purchases or arrangements to purchase are not made in the United States and comply with the applicable German statutory provisions, in particular the WpÜG. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Information about such purchases or arrangements to purchase, including the number of Kloeckner & Co shares purchased or to be purchased and the consideration paid or agreed, will be published in German and English language without undue delay if and to the extent required under the laws of the Federal Republic of Germany, the United States or any other relevant jurisdiction.

The takeover offer referenced in this press release relates to shares in a German company and is subject to the statutory provisions of the Federal Republic of Germany on the implementation of such an offer, which differ from those of the United States and other jurisdictions in certain material respects. The financial information relating to the bidder and the company included elsewhere, including in the offer document, will be prepared in accordance with provisions applicable in the Federal Republic of Germany and will not be prepared in accordance with generally accepted accounting principles in the United States; therefore, it may not be comparable to financial information relating to United States companies or companies from other jurisdictions outside the Federal Republic of Germany. The takeover offer will not be submitted to the review or registration procedures of any securities regulator outside of Germany and has not been approved or recommended by any securities regulator. Kloeckner & Co shareholders whose place of residence, incorporation or place of habitual abode is in the United States should note that the takeover offer will be made in respect of securities of a company which is a foreign private issuer within the meaning of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) and the shares of which are not registered under Section 12 of the U.S. Exchange Act and that the company is not subject to the periodic reporting requirements of the U.S. Exchange Act, and is not required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the “SEC”) thereunder. The takeover offer will be made in the United States pursuant to Section 14(e) and Regulation 14E under the Exchange Act, subject to the exemption provided under Rule 14d-1(d) under the U.S. Exchange Act, for a Tier II tender offer and will be principally governed by disclosure and other regulations and procedures of the Federal Republic of Germany, including with respect to the takeover offer timetable, settlement procedures, withdrawal, waiver of conditions and timing of payments, which are different from those of the United States. The takeover offer will be made to the company’s shareholders resident in the United States on the same terms and conditions as those made to all other shareholders of the company to whom an offer is made. Any informational documents, including this press release, will be disseminated to U.S. shareholders on a basis comparable to the method that such documents are provided to the company’s other shareholders. To the extent that the takeover offer is subject to United States securities laws, such laws only apply to Kloeckner & Co shareholders in the United States, and no other person has any claims under such laws.

Any agreement concluded with the bidder as a result of the acceptance of the planned takeover offer will be governed exclusively by the laws of the Federal Republic of Germany and shall be construed accordingly. It may be difficult for shareholders from the United States (or from jurisdictions other than Germany) to enforce their rights and claims arising in connection with the takeover offer under the U.S. Securities Act (or other laws known to them) because the bidder and the company are located outside the United States (or the jurisdiction in which the shareholder is domiciled) and their respective officers and directors are domiciled outside the United States (or the jurisdiction in which the shareholder is domiciled). It may be impossible to sue a non-U.S. company or its officers and directors in a non-U.S. court for violations of U.S. securities laws. It may also be impossible to compel a non-U.S. company or its subsidiaries to submit to the judgment of a U.S. court.

Forward-looking statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding Worthington Steel’s and Kloeckner & Co’s plans, objectives, expectations and intentions related to the acquisition and the benefits of the transaction, the expected outcomes of the proposed acquisition, including estimated cost, operations and commercial synergies and the timeline to realize such synergies, the impact on Worthington Steel’s earnings, Worthington Steel’s expected pro forma net leverage ratio following the transaction and net leverage ratio goals following the transaction, the expected timeline for completing the acquisition, and other statements that are not historical or current fact and are characterized by terms like “expects,” “believes,” “anticipates”, “is of the opinion,” “tries,” “estimates,” “intends,” “plans,” “assumes” “may,” “will,” “would,” “should” and “aims” and similar expressions. Forward-looking statements are based on current intentions, assumptions or expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause results to differ materially from current expectations include, but are not limited to, risks and uncertainties regarding Worthington Steel’s and Kloeckner & Co’s respective businesses and the proposed acquisition, and actual results may differ materially. These risks and uncertainties include, but are not limited to, (i) the ability of the parties to successfully complete the proposed acquisition on the anticipated terms and timing, including obtaining required regulatory approvals and other conditions to the completion of the acquisition, (ii) the ability of the parties to achieve the minimum requisite acceptance threshold of Kloeckner & Co’s issued share capital at the end of the acceptance period; (iii) the financing arrangements relating to the acquisition, (iv) the effects of the transaction on Worthington Steel’s and Kloeckner & Co’s operations, including on the combined company’s future financial condition and performance, operating results, strategy and plans, including anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, losses, future prospects, and business and management strategies for the management, expansion and growth of the new combined company’s operations, (v) the potential impact of the announcement or consummation of the proposed acquisition on relationships with customers, suppliers and other third parties, (vi) the ability of the combined company to achieve the anticipated cost synergies or accretion to earnings per share, and (vii) the other factors detailed in Worthington Steel’s reports filed with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Worthington Steel’s filings with the SEC. In addition, these statements are based on assumptions that are subject to change. Further, it cannot be ruled out that Worthington Steel and/or Kloeckner & Co will change their intentions and assessments expressed in documents or notifications or in the Offer Document yet to be published after publication of the documents, notifications or the Offer Document. This press release speaks only as of the date hereof. Each of Worthington Steel and Kloeckner & Co disclaims any duty to update the information herein.

[1]	Multiples are pro forma for proceeds from the sale of assets to Russel Metals completed on December 31, 2025, and the Becker exit announced by Kloeckner on January 15, 2026.

Media Contacts:

Worthington Steel

Melissa Dykstra

Vice President, Corporate Communications and Investor Relations

Phone: 614-840-4144

Melissa.Dykstra@WorthingtonSteel.com

European Media Contact

Brunswick Group

Julia Klostermann

Director

+49 174-740-2796

Jklostermann@brunswickgroup.com

Source: Worthington Steel, Inc.